Exhibit 4.10

INDENTURE SUPPLEMENT (6698) NO. 1

INDENTURE SUPPLEMENT (6698) NO. 1, dated July 29, 2015 (“Indenture Supplement”), between PARINA LEASING LIMITED (the “Owner”) and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee under the Indenture (each as hereinafter defined).

WITNESSETH:

WHEREAS, the Indenture and Security Agreement (6698), dated as of July 29, 2015 (the “Indenture”; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Indenture), between the Owner and Wilmington Trust Company, not in its individual capacity, except as expressly provided therein, but solely as Loan Trustee (the “Loan Trustee”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft, and shall specifically grant a security interest in the Aircraft to the Loan Trustee; and

WHEREAS, the Indenture relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;

NOW, THEREFORE, (x) to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (ii) all other amounts payable by the Owner under the Financing Agreements and (iii) the performance and observance by the Owner of all the agreements and covenants to be performed or observed by the Owner for the benefit of the Noteholders and the Indenture Indemnitees contained in the Financing Agreements, and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Financing Agreements and the Related Indentures, and for other good and valuable consideration given by the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees to the Owner at or before the Closing Date, the receipt and adequacy of which is hereby acknowledged, the Owner does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Owner in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Indenture, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto;

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, except as otherwise provided in the Indenture, including Section 2.13 and Article III of the Indenture, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS INDENTURE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement No. 1 to be duly executed by their respective duly authorized officers, on the date first above written.

PARINA LEASING LIMITED

BY:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Authorized Signatory

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided in the Indenture, but solely as Loan Trustee

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

Signature Page

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	Chilean Registration No.	Manufacturer’s Serial No.
Airbus	A321-200	CC-BEE	6698

ENGINES

Manufacturer	Model	Manufacturer’s Serial Nos.
CFM International Inc.	CFM56-5B3/3	569903 and 569901

Each Engine has 550 or more rated takeoff horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust.

DESCRIPTION OF EQUIPMENT NOTES

	Original Principal Amount	Maturity Date
Series A
Equipment Notes:	$33,556,000.00	November 15, 2027

Series B
Equipment Notes:	$6,496,000.00	November 15, 2023

CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	4.200% per annum.
Make-Whole Spread for Series A Equipment Notes	0.30%.

Debt Rate for Series B Equipment Notes	4.500% per annum.
Make-Whole Spread for Series B Equipment Notes	0.45%.

EQUIPMENT NOTES AMORTIZATION

SERIES A EQUIPMENT NOTES

Airbus A321-200
6698

Payment Date	Percentage of Original Principal Amount to be Paid
At Issuance	0
May 15, 2016	1,680,927.90
August 15, 2016	441,061.95
November 15, 2016	1,941,018.75
February 15, 2017	440,974.51
May 15, 2017	440,929.23
August 15, 2017	440,882.88
November 15, 2017	440,835.43
February 15, 2018	440,786.82
May 15, 2018	440,737.04
August 15, 2018	440,686.05
November 15, 2018	440,633.80
February 15, 2019	440,580.25
May 15, 2019	481,492.81
August 15, 2019	481,426.34
November 15, 2019	481,358.16
February 15, 2020	481,288.24
May 15, 2020	481,216.50
August 15, 2020	481,142.89
November 15, 2020	481,067.33
February 15, 2021	480,989.77
May 15, 2021	480,910.13
August 15, 2021	480,828.32
November 15, 2021	480,744.28
February 15, 2022	480,657.93
May 15, 2022	480,569.16
August 15, 2022	480,477.90
November 15, 2022	480,384.06
February 15, 2023	480,287.52
May 15, 2023	480,188.20
August 15, 2023	480,085.97
November 15, 2023	479,980.73
February 15, 2024	479,872.35
May 15, 2024	479,760.72
August 15, 2024	479,645.70
November 15, 2024	479,527.14
February 15, 2025	479,404.91
May 15, 2025	479,278.85
August 15, 2025	479,148.79
November 15, 2025	479,014.58
February 15, 2026	478,876.02
May 15, 2026	478,732.93
August 15, 2026	478,585.11
November 15, 2026	478,432.36
February 15, 2027	478,274.43
May 15, 2027	478,111.11
August 15, 2027	477,942.13
November 15, 2027	9,206,242.02

SERIES B EQUIPMENT NOTES

Airbus A321-200
6698

Payment Date	Percentage of Original Principal Amount to be Paid
At Issuance	0.00
May 15, 2016	768,874.04
August 15, 2016	164,868.30
November 15, 2016	41,217.00
February 15, 2017	41,217.00
May 15, 2017	41,217.00
August 15, 2017	35,572.61
November 15, 2017	164,740.52
February 15, 2018	164,713.12
May 15, 2018	164,685.06
August 15, 2018	164,656.28
November 15, 2018	164,626.83
February 15, 2019	164,596.62
May 15, 2019	164,565.67
August 15, 2019	164,533.92
November 15, 2019	164,501.38
February 15, 2020	164,468.00
May 15, 2020	164,433.75
August 15, 2020	164,398.61
November 15, 2020	164,362.55
February 15, 2021	164,325.51
May 15, 2021	164,287.48
August 15, 2021	164,248.43
November 15, 2021	164,208.31
February 15, 2022	164,167.07
May 15, 2022	164,124.70
August 15, 2022	182,273.35
November 15, 2022	218,601.52
February 15, 2023	218,537.90
May 15, 2023	273,022.85
August 15, 2023	254,756.88
November 15, 2023	1,131,197.74
February 15, 2024	0.00
May 15, 2024	0.00
August 15, 2024	0.00
November 15, 2024	0.00
February 15, 2025	0.00
May 15, 2025	0.00
August 15, 2025	0.00
November 15, 2025	0.00
February 15, 2026	0.00
May 15, 2026	0.00
August 15, 2026	0.00
November 15, 2026	0.00
February 15, 2027	0.00
May 15, 2027	0.00
August 15, 2027	0.00
November 15, 2027	0.00